UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1 )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DAILY JOURNAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Preliminary Proxy Statement - Subject to Completion, Dated January 16, 2026

DAILY JOURNAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on February 24, 2026

To the Shareholders of

DAILY JOURNAL CORPORATION

The 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Daily Journal Corporation (the “Company”) will be held on Tuesday, February 24, 2026, at 10:00 a.m. Pacific Time at 949 E. 2nd Street, Los Angeles, CA 90012.

The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement which is attached hereto and incorporated herein:

(1)	Election of four members to the Board of Directors.

(2)	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the current fiscal year.

(3)	An advisory vote on the Company’s executive compensation.

(4)	Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on December 16, 2025 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. You are entitled to attend the Annual Meeting if you were a record holder or if you held shares in “street name” as of the close of business on the Record Date. If you held shares in street name and wish to attend the Annual Meeting, you will need to provide proof of beneficial ownership as of close of business on the Record Date, such as the voting instruction form with your control number provided by your broker or nominee.

The upcoming Annual Meeting is a particularly critical one, and your vote is essential. Buxton Helmsley USA, Inc. (“Buxton”) has sent a letter to the Company purporting to nominate three director candidates for election at the Annual Meeting. The Company has informed Buxton that it was not eligible to nominate directors under South Carolina law (where the Company is incorporated) because Buxton was not a registered shareholder as of the close of business on the Record Date. Subsequent to the Record Date, it appears that Buxton became the registered holder of one share of the Company’s common stock.

It is possible that Buxton will seek to challenge the Company’s determination in court based on its current ownership of one share or some other theory. If it is successful in establishing its right to nominate directors for the Annual Meeting, the Company may need to circulate new proxy materials and a new proxy card. Depending on timing, the Company also may decide to delay the Annual Meeting to give shareholders sufficient time to review and consider the revised materials.

Even without a court ruling in its favor, Buxton may attempt to solicit proxies in support of its own purported nominees using its own proxy materials. We bear no responsibility for the accuracy or completeness of any solicitation materials distributed, or any statements made, by or on behalf of Buxton.

WE URGE YOU TO VOTE ONLY USING THE COMPANY’S PROXY CARD AND ONLY FOR THE COMPANY’S DIRECTOR NOMINEES:

MARY CONLIN, JOHN B. FRANK, STEVEN MYHILL-JONES AND RASOOL RAYANI.

PLEASE DO NOT VOTE USING ANY PROXY CARD SENT TO YOU BY BUXTON. EVEN IF YOU WANT TO VOTE AGAINST BUXTON’S PURPORTED NOMINEES, PLEASE DO NOT USE ANY PROXY CARD OR MATERIALS SENT TO YOU BY BUXTON.

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IMPORTANT NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 24, 2026

This Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Company’s Annual Report for the fiscal year ended September 30, 2025 may be viewed and printed from the Company’s website at www.dailyjournal.com/proxy.

By Order of the Board of Directors

Brian Cardile
Secretary

January [  ], 2026

IMPORTANT

SHAREHOLDERS ARE URGED TO DATE, FILL IN, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

ALTERNATIVELY, YOU MAY VOTE YOUR PROXY BY INTERNET OR VIA TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM PROVIDED TO YOU BY YOUR BROKER OR NOMINEE.

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DAILY JOURNAL CORPORATION

915 E. 1st Street

Los Angeles, California 90012

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

February 24, 2026

Your proxy in the enclosed form is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, February 24, 2026, at 10:00 a.m. Pacific Time at 949 E. 2nd Street, Los Angeles, CA 90012.

Each properly executed proxy received prior to the Annual Meeting will be voted as directed, but, if not otherwise specified, proxies will be voted (1) for the election of the four nominees named in this Proxy Statement to the Board of Directors, (2) to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the current fiscal year, and (3) in favor of the advisory vote on the Company’s executive compensation. As to any other business which may properly come before the meeting and be submitted to a vote of shareholders, proxies received by the Board of Directors will be voted in accordance with the discretion of the holders thereof.

Each shareholder has the right to revoke such shareholder’s proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012, a written revocation or a properly executed proxy bearing a later date.

This Proxy Statement and the enclosed form of proxy are first being made available to shareholders on January [  ], 2026.

Voting Electronically or by Telephone

You may alternatively vote your proxy by Internet or via telephone. Please do not vote by more than one method. Only the last vote submitted (via mail, Internet, or telephone) will be counted and any previous vote will be disregarded. Please refer to the instructions provided in the enclosed proxy card for information on the available voting methods, or in the voting instruction form or other materials you receive from your broker or nominee.

Record Date and Quorum Information

The close of business on December 16, 2025 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The only voting securities of the Company are the 1,377,722 shares of Common Stock outstanding as of the Record Date. A majority of the Company’s outstanding shares of Common Stock as of the Record Date must be represented in person or by proxy to constitute a quorum for the Annual Meeting. All shares represented in person or by proxy, regardless of the nature of the vote, the indication of abstention or the absence of a vote indication, including broker non-votes (except in the case of a contested election), will be counted to determine the number of shares represented at the meeting.

Background of the Solicitation

In July 2025, Buxton and its CEO, Alexander Erwin Parker, began sending a flurry of error-filled letters to the Company alleging (incorrectly) that it was improperly expensing software development costs that should have been capitalized. Making this change would inflate net income and “unlock value,” according to Mr. Parker. In exchange for this idea, Buxton and Mr. Parker demanded two seats on the Company’s Board of Directors and a consulting contract that would give them a payment of 15 cents of every dollar of appreciation in the Company’s stock price. Mr. Parker estimated that this contract would provide Buxton with up to $24 million in value.

The Company refuted Buxton’s accounting allegations and rejected Mr. Parker’s self-seeking payment proposal, so Buxton came back with a new approach in December 2025, sending more than a dozen new letters and emails. Mr. Parker told the Company that Buxton is no longer asking for a payment, and instead threatened to initiate disciplinary referrals of a director and an officer of the Company to California’s professional licensing boards unless the Company agreed to enter into a “cooperation agreement” with Buxton and the Chief Financial Officer declined to certify the Company’s fiscal 2025 financial statements. The Company refused to succumb to Mr. Parker’s threats, and the financial statements were filed on December 29, 2025 with the Securities and Exchange Commission (the “SEC”) as part of the Company’s Annual Report on Form 10-K.

On December 30, 2025, the Company received a letter from Buxton, claiming that it had recently become the registered holder of one share of Company stock and giving notice of its purported nomination of three candidates for election to the Board of Directors at the 2026 Annual Meeting. The Company believes that Buxton’s nomination notice was defective under South Carolina law because Buxton was not a stockholder of record on the Record Date for the Annual Meeting. After informing Buxton of the Company’s determination, Buxton replied that it intends to challenge that determination in court. If Buxton does bring such a case or otherwise attempts to proceed with a separate solicitation of candidates, the Company bears no responsibility for the accuracy or completeness of any solicitation materials distributed, or statements made, by or on behalf of Buxton. Mr. Parker claims that entities affiliated with Buxton also beneficially own shares of Company stock.  The Company asked Mr. Parker to provide that ownership information, and he declined.

Solicitation of Proxies

The Company will bear the cost it contracts for in the solicitation of proxies. The Company has retained Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies and for related services. The Company will pay Okapi an estimated fee of up to $[___] and has agreed to reimburse Okapi for certain out-of-pocket fees and expenses and to indemnify Okapi against certain liabilities and expenses, including reasonable legal fees and related charges.  Okapi will use approximately 75 persons in its solicitation efforts.

Solicitation may be made by mail, in person, over the telephone or by e-mail or other electronic means. Directors and certain officers of the Company may also solicit proxies (none of whom will receive additional compensation therefor), and Appendix A to this Proxy Statement sets forth certain information concerning these individuals, who may be considered “participants” in our solicitation under the rules of the SEC. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and, on request, will reimburse such holders for their reasonable expenses in so doing.

In addition to Okapi’s fee, the anticipated cost of the Company’s solicitation will be $150,000 if it is an uncontested election, and approximately 10x that amount if it is a contested election against Buxton-nominated candidates (excluding salaries of any officers and employees engaged in the solicitation). As of [_____], 2026, the Company has incurred approximately $[___] in connection with the Company’s solicitation, excluding fees related to reviewing and challenging Buxton’s purported nominations.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Bylaws of the Company permit from three to seven members on the Board of Directors. Presently, four directors serve on the Board and there are no vacancies. The directors are elected annually and serve until the next annual meeting of shareholders and the election of their successors.

Vote Tabulation

The independent members of the Board of Directors have nominated for re-election to the Board of Directors Mary Conlin, John B. Frank, Steven Myhill-Jones and Rasool Rayani. Pursuant to the Company’s Articles of Incorporation, the vote required for the election of directors depends on whether the election is contested or uncontested.

In an “uncontested” election, meaning an election of directors in which the number of candidates for election does not exceed the number of directors to be elected, a nominee for director will be elected if the votes cast in favor of his or her election exceed the votes cast against his or her election. Abstentions are not counted as votes cast. Broker non-votes (which occur when a broker or nominee does not receive voting instructions from the beneficial owner and does not have discretion under applicable rules to direct the voting of the shares, such as in the election of directors) will not affect the outcome.

In a “contested” election, a director nominee shall be elected to the Board of Directors by a plurality of the votes cast, such that the nominees receiving the highest number of votes in favor of their election, up to the number of directors to be elected, shall be elected. If Buxton brings legal action and is successful in challenging the Company’s determination of its ability to nominate directors, the election at the 2026 Annual Meeting will be considered “contested” unless Buxton withdraws the nominations. Otherwise, the election will be considered “uncontested” for the purpose of setting the applicable vote threshold.

Shareholders have cumulative voting rights in the election of directors if cumulative voting is properly invoked by a shareholder. This means that, under such circumstances, each shareholder would have the right to cast a number of votes equal to such shareholder’s number of shares of stock multiplied by the number of directors to be elected, and to cast all of such votes for one nominee or distribute such votes among two or more nominees. The right to vote cumulatively is dependent on a shareholder’s giving notice to the Company in accordance with its Bylaws of such shareholder’s intention to cumulate votes. To give notice under the Bylaws, a shareholder of record entitled to vote at the 2026 Annual Meeting must either (1) give written notice of such intention to the President or other officer of the Company not less than 48 hours before the time fixed for the 2026 Annual Meeting, which notice will be announced at the 2026 Annual Meeting before the voting, or (2) announce such intention at the 2026 Annual Meeting before voting for directors shall commence.  Once such notice is given, all other shareholders entitled to vote will be entitled to cumulate their votes without further notice. The persons named as proxyholders on the Company’s proxy card (the “Proxyholders”) will vote the proxies for the nominees listed below, reserving the right to cumulate such votes and to distribute them among any or all of the nominees at their discretion if cumulative voting is invoked, unless (i) you instruct otherwise by using the space provided on the proxy card, (ii) you submit a card in which you submit votes against (or abstentions) with respect to all of the Company’s nominees, or (iii) you submit a card in which you submit any votes (or abstentions) with respect to fewer than all of the Company’s nominees (in which case of this clause (iii), the Proxyholders may cumulate all of your votes among any or all of the Company’s nominees for whom you have voted “for”).  If you wish to allocate your votes in a particular manner in the event cumulative voting is invoked, you must specify this on the Company’s proxy card as instructed (and if you provide instructions for less than all of the votes you are entitled to cast, the Proxyholders may cumulate your unallocated votes for any or all of the remaining Company nominees for whom you have voted “for”, unless you specify otherwise), or attend the meeting and vote in person. “Against” votes and abstentions may not be cumulated.

If you hold shares in street name and you want to allocate votes among specific Company nominees in the event cumulative voting is invoked, you may do so by either informing your broker or nominee of your desire to attend the Annual Meeting, requesting a legal proxy for the Annual Meeting, and voting at the Annual Meeting or, where permitted by your broker or nominee, by following the instructions on the voting instruction form provided to you by your broker or nominee. Because each broker and nominee has its own procedures and requirements regarding cumulative voting, if you hold shares in street name, you should contact your broker or nominee for specific instructions on how to obtain a legal proxy or provide vote allocation instructions in the event cumulative voting is invoked.

The Board of Directors of the Company does not contemplate that any of the following nominees will become unavailable prior to the meeting, but if any such persons should become unavailable, proxies will be voted for such other nominees as may be selected by the Company’s independent directors.

Director Nominees

Below is certain information as of December 31, 2025 about each of the Company’s nominees for election to the four seats on the Company’s Board of Directors:

Name	Age	Principal Occupation Last Five Years

Mary Conlin	61

Ms. Conlin joined the Board of Directors in May 2019. Ms. Conlin is retired. She was the former Director and Head of Marketing & Corporate Communications for Pixar Animation Studios, an American computer animation studio and industry leader in technologically advanced computer-generated feature films. During her tenure at Pixar, Ms. Conlin worked closely with senior management on global brand and product strategy, corporate communications, and company-wide initiatives, and reported to Steve Jobs, Pixar’s co-founder and then-Chief Executive Officer. Prior to Pixar, Ms. Conlin worked at Warner Bros. Pictures as Director of International Distribution and Director of Worldwide Promotions for the theatrical division. She started her career in advertising at Young & Rubicam. Ms. Conlin is a director of The Beachbody Company, Inc., a public traded health, fitness, and wellness company offering subscription-based digital fitness and nutrition programs and nutritional supplements. She has served on the Audit and Compensation Committees of The Beachbody Company, Inc. since 2021. Since 2019, Ms. Conlin has served on the Board of Trustees of Viewpoint School, an independent, coeducational K-12 college-preparatory day school in Calabasas, California.  Ms. Conlin is also a member of the Academy of Motion Picture Arts and Sciences, an honor recognizing professional achievement and peer distinction in the film industry.

		Qualifications and Skills: Ms. Conlin is a graduate of Princeton University and Harvard Business School. She brings to the Board of Directors decades of experience in advertising, marketing, promotions, strategic communications, and public company governance. She adds a valuable perspective that benefits both the Company’s traditional publishing business and its case management software business.

John B. Frank	69

Mr. Frank joined the Board of Directors in February 2022. He has been Vice Chairman since 2014, and Director since 2007, of Oaktree Capital Group, LLC (“Oaktree Capital”), a global investment management company. He is one of six members of Oaktree Capital’s Executive Committee and was previously the firm’s principal executive officer. He also serves on the Board of Oaktree Specialty Lending Corporation, and formerly served on the Boards of Oaktree Acquisition Corporation, Oaktree Strategic Income Corporation, Oaktree Acquisition Corporation II and Oaktree Acquisition Corporation III. Mr. Frank was Oaktree Capital’s Managing Principal from 2006 until 2014, having joined Oaktree Capital in 2001 as General Counsel. Prior to that he served as a partner of the law firm of Munger, Tolles & Olson LLP, where his practice focused on mergers and acquisitions and general corporate counseling. Mr. Frank is also a director and member of the Audit Committee of Chevron Corporation, one of the world’s leading integrated energy companies. Mr. Frank is a trustee of the XPRIZE Foundation, The James Irvine Foundation, and The John Randolph Haynes and Dora Haynes Foundation, and a former long-time trustee of Good Samaritan Hospital, Polytechnic School and Wesleyan University.

Qualifications and Skills: Mr. Frank has extensive experience with business leadership, operations and finance, having served for 24 years as a senior executive of Oaktree Capital, which conducts business worldwide from over 20 offices around the globe. His work at Oaktree Capital has included more than two decades of experience with government officials regarding regulatory and public policy issues. While a partner of Munger, Tolles & Olson LLP, Mr. Frank had extensive experience with mergers and acquisitions and strategic, finance and corporate governance issues. With more than four decades of executive and legal experience, Mr. Frank provides wise counsel to the Company’s executive team, and the Board of Directors benefits from his informed strategic perspective.

Steven Myhill-Jones	50	Steven Myhill-Jones has served as the Company’s Chairman and Chief Executive Officer since October 2023, and he served as Chairman and Interim Chief Executive Officer beginning in March 2022. Mr. Myhill-Jones is a Canada-based technology executive, entrepreneur and investor. He founded web-based geography software company Latitude Geographics in 1999, and served as its President and CEO through September 2018. A year following its sale, Mr. Myhill-Jones departed and became an angel investor, and an advisor and mentor to technology businesses and entrepreneurs in his personal capacity and through his wholly owned company, SMJ Holdings Inc.

Qualifications and Skills: Mr. Myhill-Jones brings experience leading a software company for 19 years, which included complex implementations for government customers and evolving enterprise software products in the face of continuous ongoing technology change and strong competitive forces. From setting strategy to primary P&L responsibility, he evolved the business from its initial professional services focus to a high margin, software-centric business model with an international network of resellers and implementation partners, which is immensely useful to the Company as it expands and enhances its Journal Technologies business. The Company believes it is important for its Chief Executive Officer to serve on the Board of Directors and as Chairman, which evidences the Board of Directors’ confidence in the Chief Executive Officer’s leadership and makes it easier for them to work together.

Rasool Rayani	50

Rasool Rayani joined the Board in June 2024. Since 2011, Mr. Rayani has served as President of Heart Pharmacy Group, a retail pharmacy group in Victoria, British Columbia, and a portfolio company of his family office. He has also served, since 2013, as a member of the Investment Committee of iNovia Capital, a venture capital firm, and previously served as an advisor to the British Columbia Investment Management Corporation’s Venture and Growth team, focusing on venture capital firms and direct investments.

Qualifications and Skills: Mr. Rayani has 24 years of experience leading software, healthcare, and retail enterprises. His roles have spanned strategy, marketing, M&A, sales, and general corporate management. In 2001, he co-founded Metalogix Software, a leading provider of compliance, migration, and archiving solutions. Metalogix was acquired by Permira in 2014 and later integrated with Quest Software. He previously served on the board of, and as past chair of, the Community Foundations of Canada. Mr. Rayani brings a valuable perspective to the Board of Directors through his extensive experience building and scaling software and information businesses, as well as executing strategic growth initiatives.

Proxies given without instructions will be voted FOR the nominees listed above.

The Board of Directors DOES NOT endorse any purported director nominee of Buxton Helmsley USA, Inc. or any related entity, and urges you not to return or use any proxy card or voting instruction form that may be sent to you by them.  If Buxton does conduct a solicitation, you should refer to Buxton's future proxy statement for information about its candidates that is required by SEC rules, just as this Proxy Statement contains such information about the Company's nominees.

Be advised that returning a proxy card from Buxton, even if to vote “no” on or “withhold” from Buxton’s purported nominees, could revoke any proxy previously submitted to the Company and may result in shares being voted in a manner different from the Company recommendations and your intentions. To vote “for” Messrs. Frank, Rayani and Myhill-Jones and Ms. Conlin, please return the Company’s proxy card or otherwise provide your broker or other nominee with instructions to vote “for” the Company’s nominees.

Shareholders who return a proxy card to Buxton may revoke that proxy at any time before the Annual Meeting by submitting a later-dated proxy to the Company in accordance with the instructions set forth in this Proxy Statement or by attending the Annual Meeting and voting in person. Only the most recently dated proxy vote submitted by a shareholder will be counted.

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Okapi Partners

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 629-6356

E-mail: info@okapipartners.com

The Board of Directors unanimously recommends a vote FOR the election of each of the Company’s nominees named in this Proxy Statement.

Other Executive Officer

In addition to Mr. Myhill-Jones, the Company’s other executive officer is Erik Nakamura, who has served as the Company’s Chief Financial Officer and Principal Financial Officer since December 12, 2025. Certain information about Mr. Nakamura as of December 31, 2025 is set forth below:

Name	Age	Principal Occupation Last Five Years

Erik Nakamura	50

Mr. Nakamura has served as the Company’s Chief Financial Officer and Principal Financial Officer since December 12, 2025. Prior to that, he served as Chief Financial Officer of the Company’s subsidiary, Journal Technologies, Inc., since October 2024. Before joining the Company, Mr. Nakamura served in senior finance roles at a number of technology and software companies. He was the Chief Financial Officer at Orange Comet, Inc. from April 2022 to October 2024; the Chief Financial Officer at Nogin, Inc. from September 2021 to April 2022; and the Chief Financial Officer at Dvele, Inc. from July 2019 to September 2021. Earlier in his career, he held senior finance positions at Roofstock, Inc. and The Cooper Companies, Inc. (including its subsidiary CooperVision), and he began his career as an auditor at KPMG.

CORPORATE GOVERNANCE

The Board of Directors has determined that Messrs. Frank and Rayani and Ms. Conlin are “independent” in accordance with NASDAQ Listing Rule 5605(a)(2). Accordingly, a majority of the members of the Board of Directors are independent, as required by NASDAQ Listing Rule 5605(b)(1).

The Board of Directors has two standing committees: the audit committee and the compensation committee. Each committee consists of Messrs. Frank and Rayani and Ms. Conlin, and Ms. Conlin is the Chair of both committees. During the fiscal year ended September 30, 2025, the Board of Directors held six meetings, the audit committee held two meetings, and the compensation committee held one meeting. Each director serving at the time of an applicable meeting attended such meeting. The Company does not require its directors to attend the Annual Meetings of Shareholders, but each of the Company’s directors serving at the time attended the 2025 Annual Meeting.

Audit Committee

The audit committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is responsible for assisting the Board in fulfilling its responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices. The audit committee operates in accordance with a written charter that is available on the Company’s website at ir.dailyjournal.com. The Board of Directors has determined that Mr. Frank is an “audit committee financial expert,” as that term is used in Item 407 of Regulation S-K promulgated under the Exchange Act. The Board of Directors believes that Messrs. Frank and Rayani and Ms. Conlin are independent under NASDAQ Listing Rule 5605(a)(2), meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act and satisfy the other audit committee membership requirements specified in NASDAQ Listing Rule 5605(c)(2)(A).

Compensation Committee

The compensation committee is responsible for determining the compensation of the Company’s Chief Executive Officer and Chief Financial Officer. The compensation committee operates in accordance with a written charter that is available on the Company’s website at ir.dailyjournal.com. The Company’s executive officers do not determine or recommend the amount or form of their own compensation or of any director’s compensation. The compensation committee relies on its own good judgment in carrying out its duties and has not used compensation consultants. The compensation committee may form and delegate authority to subcommittees as it deems appropriate.

Nominations

The Company does not maintain a standing nominating committee. Instead, responsibility for identifying and selecting nominees for election to the Board of Directors rests with the Company’s independent directors acting together as a group. The Board believes this approach is appropriate given the relatively small size of the Company and its Board of Directors. Consistent with the Company’s historical approach, it also allows all of the independent directors to have direct involvement in the process, which promotes thoughtful, engaged, and accountable decision-making with respect to the composition of the Board of Directors.

In evaluating potential director nominees, the independent directors consider a range of factors they believe are important to effective oversight and long-term shareholder value, including integrity, sound business judgment, financial literacy, executive and operating experience in relevant industries, the ability to devote sufficient time and attention to director responsibilities, and a demonstrated interest in the Company’s strategic objectives. The Board also values directors who demonstrate independence of thought, upstanding character, a willingness to ask difficult questions, and an owner-oriented perspective aligned with the interests of the Company’s long-term shareholders. At a minimum, candidates for election to the Board must meet the independence requirements of NASDAQ Listing Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act, and they must be able to read and understand fundamental financial statements.

While the independent directors may prefer candidates who are personally known to one or more existing directors and whose reputations and judgment have been developed over time, candidates recommended by shareholders are considered in the same manner as candidates identified through any other source. In all cases, the independent directors evaluate candidates based on their qualifications, the overall composition and needs of the Board, and applicable legal and listing-standard requirements. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors believes that having Mr. Myhill-Jones serve as both Chairman and Chief Executive Officer gives him unambiguous executive authority, which benefits the Company and its shareholders as it navigates challenging environments in both its publishing and software businesses. At the same time, the full Board of Directors is responsible for managing the material risks facing the Company. Certain oversight responsibilities that touch on the risks facing the Company have been delegated to the audit committee and compensation committee in the ordinary course, but the principal executive officer reports to the full Board, and the full Board participates in the discussion and management of any material risks. As described later in this Proxy Statement, the Company has designed its executive compensation program to align the interests of the principal executive officer with those of the shareholders, and the Company does not believe that its executive compensation arrangements, plans, programs and policies are likely to pose a material risk or otherwise have a material adverse effect on the Company.

Shareholder Communication with the Board of Directors

The Board of Directors and management regularly engage with shareholders who wish to communicate directly with the Company. The Company enjoys hearing from shareholders with interesting ideas and thoughtful input on the Company’s business and strategy. Of course, if your outreach is coupled with a demand for payment and/or a threat of professional and regulatory referrals if the Company does not enter into an agreement with you by a random deadline (i.e., the Buxton Helmsley approach), it will be treated seriously, but likely with less constructive engagement than will be given meaningful feedback received from a long-term shareholder of the Company.

Shareholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company at 915 E. 1st Street, Los Angeles, California 90012. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors, and will arrange for follow-up, as appropriate.

Remediation of Material Weaknesses in Internal Controls

As described in the Company’s Annual Report on Form 10-K filed with the SEC on December 29, 2025, the Company has historically had material weaknesses in its internal control over financial reporting. Under the leadership of the Audit Committee, the Company tackled these weaknesses head-on in 2025, fully remediating a prior weakness related to insufficient accounting resources, and making significant progress in remediating the remaining two, which relate to segregation of duties and revenue review controls. The Company is confident in its ability to achieve full remediation of the remaining material weaknesses in fiscal 2026.

During 2025, the Company increased the size and experience level of its finance organization, implemented enterprise resource planning (“ERP”) for Journal Technologies, appointed Erik Nakamura as its new Chief Financial Officer, enhanced its mitigating controls, and worked with outside advisors to strengthen and evaluate the Company’s overall internal control over financial reporting. As noted above, the Company believes it will fully remediate its remaining material weaknesses this year, and it expects to reassess the operating effectiveness of its controls in early fiscal 2026 once there is more evidence that the Company’s new controls have been properly designed and have operated effectively for a sufficient period of time.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all directors, officers and employees of the Company. The Code of Ethics is available on the Company’s website at ir.dailyjournal.com.

Related Person Transactions

The Company employs Hoa To and Ky To, the sister and brother of Tu To, who served as the Company’s Chief Financial Officer during fiscal 2025. Hoa To works in the accounting department as Assistant Controller, and Ky To is the Company’s Information Technology Director. In fiscal 2025, the two of them received aggregate compensation of $307,000, compared to $412,000 in fiscal 2024. In 2026, their aggregate compensation is expected to be at approximately the same level as in fiscal 2025.

Anti-Hedging Policy

The Board of Directors has adopted a policy that prohibits all officers, employees and directors of the Company from engaging in any kind of hedging transaction that could reduce or limit such person’s economic risk with respect to his or her holdings, ownership or interest in or to shares of the Company’s Common Stock or any compensatory awards that are based on the financial performance of the Company or its subsidiaries, or the market value of the Company’s Common Stock.

Prohibition on Insider Trading

The Company's Code of Ethics reminds all directors, officers, and employees of the Company that it is always illegal to trade in the Company's stock while in possession of material, non-public information, and it is also illegal to communicate or "tip" such information to others.  Absent a good faith mistake, the Company believes a violation of the Code of Ethics in this regard would be extremely serious and worthy of sanction.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid by the Company during the last two fiscal years to its executive officers who served during those years.

Summary Compensation Table

Annual Executive Compensation in Fiscal 2024 – 2025

	Fiscal	Salary	Bonus	Stock	Non-Equity	Total
	Year			Awards*	Incentive Plan
					Compensation
Steven Myhill-Jones
Chief Executive Officer	2025	$500,000	$500,000	—	—	$1,000,000
	2024	$500,000	$400,000	$370,912	—	$1,270,912
Tu To
Chief Financial Officer	2025	$395,000	$40,000	—	$362,705	$797,705
	2024	$215,000	$40,000	—	$166,290	$421,290

*On July 25, 2024, the Compensation Committee of the Board approved an award to Mr. Myhill-Jones consisting of 400 shares of Common Stock and 400 Restricted Stock Units.

Executive Compensation Program

As in the past, the Company’s executive compensation program for fiscal 2025 consisted of three elements: base salary, year-end bonus and participation in the Management Incentive Plan. In addition, following approval by the shareholders of the Company’s Equity Incentive Plan at the 2024 Annual Meeting, the program now includes the possibility of stock and stock-based awards.

Salary and bonus payments are primarily designed to reward current and past performance, while awards granted pursuant to the Management Incentive Plan and the Equity Incentive Plan are aimed at providing incentives to enhance the long-term future performance of the Company. As described below, the Company does not intend to make any new awards under the Management Incentive Plan (the “Legacy Incentive Plan”).

During fiscal 2025, Mr. Myhill-Jones received a base salary of $500,000 and an annual bonus of $500,000. In fiscal 2024, his base salary was $500,000 and his annual bonus was $400,000. Additionally, in fiscal 2024, the Compensation Committee approved a grant of 400 shares of fully vested stock and 400 restricted stock units (“RSUs”) to Mr. Myhill-Jones. One-half of the RSUs vested on the first anniversary of the date of grant during fiscal 2025 (i.e., July 25, 2025), and the remaining RSUs vest on the second anniversary of the date of grant, subject to Mr. Myhill-Jones’ continuous service with the Company through the applicable vesting date. If there is a change in control of the Company or if he is terminated without “Cause” (as defined in the Equity Incentive Plan), the vesting of his RSUs will accelerate. The RSUs are to be settled in shares of the Company’s Common Stock. Mr. Myhill-Jones does not participate in the Legacy Incentive Plan. He was not awarded any new RSUs under the Equity Incentive Plan during fiscal 2025, but the Compensation Committee is in the process of evaluating a new comprehensive compensation plan for Mr. Myhill-Jones intended to reflect the Board of Directors’ confidence in him and support his long-term retention.

Ms. To received a base salary of $220,000, plus $175,000 representing a retroactive pay increase at the rate of $50,000 per year for 3.5 years and a bonus of $40,000 in 2025. In fiscal 2024, she received a base salary of $215,000 and a bonus of $40,000. The non-equity incentive plan compensation column in the Summary Compensation Table above reflects the supplemental compensation payouts to Ms. To under the Legacy Incentive Plan in each of fiscal 2025 and 2024, based on the Company’s earnings before taxes, workers’ compensation expenses, supplemental compensation expenses, and realized and unrealized gains or losses on investments.

In fiscal 1987, the Company implemented the Legacy Incentive Plan to enable a participant to participate in the pretax earnings of the Company (before adjustment for the items noted above) for ten years per Certificate. It was later expanded as a separate program for selected staff of Journal Technologies, based on the subsidiary’s results. This latter plan was expanded under previous leadership in February 2022 to include virtually all Journal Technologies employees. In 2023, the Company paused the program recognizing there would be an inadvertent future diluting effect on the shareholders’ interest when additional staff are hired as Journal Technologies grows. More generally, in order to reevaluate and ensure a sustainable long-term program and incentive model, the Company decided to suspend new grants under all Legacy Incentive Plan associated with the traditional business, Journal Technologies, and so-called Consolidated Certificates (based on employees driving corporate-wide results).

Following a consultative and deliberate internal process at Journal Technologies, all participating Journal Technologies employees were successfully migrated to a new, replacement plan (the “New Plan”) effective May 9, 2025, whereby additional employees added to the program are dilutive relative to a specific percentage of profits allocated to the program, rather than being added to the program in an accretive way. This new discretionary profit-sharing incentive program still provides all eligible Journal Technologies employees with non-transferable, non-negotiable incentive units issued through certificates. The units do not represent equity or any ownership interest in the Company or Daily Journal Corporation. Under the New Plan, the Company is expected to approve a program percentage for the coming year at the outset of each new fiscal year. The amount available for distribution, if any, is based on this designated portion of the Company’s annual pretax profits adjusted for certain items, and amounts are allocated among eligible participants based primarily on the number of incentive units allocated to them on a prescriptive basis (predominately level of responsibility, but length of employment is also a factor). Key to enabling a transition of pre-existing entitlements, employee expectations are for an allocation of 20%, which provides approximate parity with the Legacy Incentive Plan entitlements. However, to enable a roughly lateral transition for some senior employees, certain legacy units from the Legacy Incentive Plan needed to be converted into additional units under the New Plan; these converted legacy units generally retain their original expiration terms and are funded from a separate temporary allocation.

As of September 30, 2025, 104,000 Daily Journal Consolidated Certificates under the Legacy Incentive Plan were outstanding and attributable to the Company’s former Chief Executive Officer and Chief Financial Officer, Gerald Salzman, who passed away in July 2025. Amounts payable in respect of those Certificates totaled $1,754,480 in fiscal 2025 and $838,680 in fiscal 2024. As noted above, a portion of these Certificates expires each year, and the percentage share of the Company’s pre-tax profits represented by such Certificates will decline each year for the next five years, until they reach zero.

As of September 30, 2025, 19,500 Daily Journal Consolidated Certificates under the Legacy Incentive Plan were held by Ms. To, and she received $362,705 in fiscal 2025 and $166,290 in fiscal 2024 pursuant to those Certificates. Her Certificates that expired in the last two fiscal years were not replaced. On October 27, 2025, the Company announced that Ms. To will retire effective January 15, 2026, and entered into a separation agreement providing for continued service through the transition, a $175,000 lump-sum payment representing the back pay adjustment described above, a $40,000 fiscal 2025 bonus, milestone bonus eligibility up to $75,000, continued Company-paid health benefits through April 30, 2027, and continued treatment of her outstanding Consolidated Unit Certificates under their existing terms, in exchange for a general release and reaffirmed confidentiality and non-disparagement obligations.

Mr. Myhill-Jones does not have an employment contract with the Company, nor is he otherwise entitled to any sort of special payment in connection with the termination of employment or a change in control of the Company (except that Mr. Myhill-Jones’ 200 unvested RSUs as of fiscal 2025 year-end had a value of $93,028 and would accelerate upon a change in control or a termination without Cause). The Compensation Committee has not granted any Certificates under the Legacy Incentive Plan or the New Plan to Mr. Myhill-Jones, electing instead to grant him equity awards under the Company’s new Equity Incentive Plan while it considers a more comprehensive long-term retention package for him.

Outstanding Equity Awards at Fiscal 2025 Year-End

	Number of shares	Market value of	Equity incentive plan	Equity incentive plan
	or units of stock	shares of units of	awards: Number of	awards: Market or
	that have not	stock that have not	unearned shares,	payout value of
	vested (#)	vested ($)	units or other rights	unearned shares,
			that have not vested	units or other rights
			(#)	that have not vested
($)
Steven Myhill-Jones	—	—	200	$93,028*

*Reflects the value of the unvested 200 RSUs awarded to Mr. Myhill-Jones in fiscal 2024 based on the closing price of the Company’s Common Stock on September 30, 2025, which was $465.14 per share.

Pay for Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive compensation actually paid and certain financial performance metrics of the Company.

Year	Summary	Compensation	Average	Average	Value of Initial	Net Income
	Compensation	Actually Paid to	Summary	Compensation	Fixed $100	(Loss)
	Table Total for	PEO (a)	Compensation	Actually Paid to	Investment Based
	PEO (a)		Table Total for	Non-PEO NEOs	on Total
			Non-PEO NEOs	(b)	Shareholder
			(b)		Return (c)
2025	$1,000,000	$978,888	$797,705	$797,705	$181.42	$112,137,000
2024	$1,270,912	$1,281,496	$421,290	$421,290	$191.15	$78,113,000
2023	$1,050,000	$1,050,000	$443,060	$443,060	$114.67	$21,452,000

(a)

Mr. Myhill-Jones was the Company’s “PEO” for all of fiscal 2025, 2024, and 2023. In accordance with SEC rules, the compensation “Actually Paid” to Mr. Myhill-Jones for fiscal 2025 reflects equity awards based on their fair value as of the applicable measurement dates under Item 402(v) of Regulation S-K, rather than the grant-date fair value reflected in the “Summary Compensation Table Total.” Accordingly, the fiscal 2025 “Actually Paid” amount reflects (i) the fair value of the 200 RSUs that vested during fiscal 2025 based on the closing stock price on the vesting date (July 25, 2025), (ii) the fair value of the 200 RSUs that remained unvested as of September 30, 2025 based on the closing stock price on that date, and (iii) an adjustment for the change in fair value of the RSUs that were outstanding and unvested as of September 30, 2024. The 400 fully vested shares issued to Mr. Myhill-Jones are reflected at their grant-date fair value in both the “Summary Compensation Table Total” and “Actually Paid” columns.

2025
Adjustments to Determine Compensation Actually Paid for PEO	Myhill-Jones
Summary Compensation Table Total(a)	1,000,000
Subtract: Adjustment for Grant Date Fair Value of Equity Awards Granted in Fiscal Year	—
Add: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year(b)	—
Add/Subtract: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(4,992)
Add: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—
Add/Subtract: Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	(16,120)
Subtract: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—
Add: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—
Compensation “Actually Paid”	$978,888

(b)

Ms. Tu To was the Company’s only named executive officer other than the principal executive officer for fiscal 2025, 2024, and 2023 and, accordingly, she is the sole individual included in the “Average Compensation Actually Paid to Non-PEO NEOs” column for each such year. Ms. To’s compensation for each such year consisted solely of cash compensation, and she did not receive any equity awards or other compensation elements requiring adjustment under Item 402(v) of Regulation S-K. Accordingly, the compensation “Actually Paid” to Ms. To for each such year is equal to the total compensation reported for her in the Summary Compensation Table.

(c)

Represents the value of a fixed $100 investment made in the Company’s Common Stock on September 30, 2022 through the end of each listed year. Historical stock performance is not necessarily indicative of future performance.

FISCAL 2025 NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are Company employees or officers do not receive compensation for their service on the Board of Directors. Each non-employee Director receives an annual stipend of $25,000, together with an annual grant of RSUs valued at $25,000 on the date of grant (also pro-rated for any partial year of service). One-half of the RSUs vest on the first anniversary of the date of grant, and the remaining RSUs vest on the second anniversary of the date of grant, subject to the director’s continuous service on the Board of Directors through the applicable vesting date. The RSUs are settled in shares of the Company’s Common Stock. The Company reimburses directors for travel and other expenses incident to service, but it provides no other compensation or perquisites. Non-employee director compensation for fiscal 2025 is summarized in the following table:

Name	Fees earned or paid in cash	Stock Awards*	All other compensation	Total
John B. Frank	$25,140	$24,860	—	$50,000
Mary Conlin	$25,140	$24,860	—	$50,000
Rasool Rayani	$25,140	$24,860	—	$50,000

* Reflects the grant of 44 RSUs to each director on December 13, 2024, with the number of RSUs determined based on the closing price of the Company’s Common Stock on the grant date of $564.01 per share. The difference between the intended value of the award and the fair value reported is attributable to the exclusion of fractional shares, which were paid in cash.

AUDIT COMMITTEE REPORT

The Company’s audit committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, and by the Company’s audit committee charter. The audit committee has received written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on this review and these discussions, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year. Submitted by the members of the audit committee:

Mary Conlin, Chair

John B. Frank

Rasool Rayani

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2025 the names and holdings of those persons known to the Company to be beneficial owners of more than 5% of its Common Stock, the holdings of each director and nominee for director, and the holdings of all directors and executive officers as a group.

Beneficial Owner	Amount Beneficially Owned		Percent of Class

RWWM Inc.	334,902	(1)	24.3%
Peter D. Kaufman, as trustee of certain trusts for the benefit of the Munger family	131,297	(2)	9.5%
The Vanguard Group	100,243	(3)	7.3%
BlackRock, Inc.	91,027	(4)	6.7%
Steven Myhill-Jones	600		-
Mary Conlin	215		-
John Frank	115		-
Rasool Rayani	115
Tu To	None		-
All directors and executive officers as a group (five persons)	1,045		-

(1)

According to a Schedule 13G/A filed with the SEC on July 31, 2025, RWWM Inc. d/b/a Roseman Wagner Wealth Management, RWWM Inc. 401K Profit Sharing Plan, Roseman Wagner Partners, L.P., Scott P. Roseman and Aaron J. Wagner may be deemed to be the beneficial owners of 334,902 shares in the aggregate. According to the Schedule 13G/A, the address of each reporting person is 4970 Rocklin Road, Suite 200, Rocklin, California 95677.

(2)

According to a Schedule 13D filed with the SEC on December 18, 2020, Peter D. Kaufman may be deemed to be the beneficial owner of 131,297 shares in his role as trustee of certain trusts for the benefit of the Munger family that hold shares of Company Common Stock. According to the Schedule 13D, Mr. Kaufman’s address is 1211 Air Way, Glendale, California 91201.

(3)

According to a Schedule 13G/A filed with the SEC on November 7, 2025, The Vanguard Group may be deemed to be the beneficial owner of 100,243 shares. According to the Schedule 13G/A, the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

According to a Schedule 13G/A filed with the SEC on January 29, 2024, BlackRock, Inc. may be deemed to be the beneficial owner of 91,027 shares. According to the Schedule 13G/A, the address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Proxy Card)

The audit committee of the Board of Directors has selected Baker Tilly US, LLP (“Baker Tilly”) to serve as the Company’s independent registered public accounting firm for fiscal 2026. A representative of Baker Tilly is expected to be present at the Annual Meeting to make such statements as Baker Tilly may desire and to answer appropriate questions from shareholders.

Ratification of the appointment of Baker Tilly as the Company’s independent registered public accounting firm for the current fiscal year will require that the votes cast in favor of ratification exceed the votes cast against ratification. Abstentions have no effect on the outcome. Brokers and other nominees have the discretion under applicable rules to vote on the ratification of Baker Tilly when they have not received voting instructions from the beneficial owner on a timely basis, so long as the election of directors is uncontested.

If Baker Tilly’s appointment is not ratified, the audit committee will reconsider whether to retain Baker Tilly, but still may retain the firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment of the Company’s independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest.

Proxies given without instructions will be voted FOR ratification of Baker Tilly as the Company’s independent accountants.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 3 on the Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as described in this Proxy Statement. The vote is not intended to address any specific item of compensation, but rather the Company’s overall compensation program for its named executive officers.

The Company is asking shareholders to indicate their support for the compensation of the Company’s named executive officers, as described earlier in this Proxy Statement in the section titled “Executive Compensation”. Accordingly, at the Annual Meeting, the shareholders are being asked to approve the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders.”

This so-called “say on pay” vote is advisory, and therefore not binding on the Company. However, the Board of Directors and the compensation committee value the opinions of the Company’s shareholders, and to the extent there is a significant vote against the Company’s named executive officer compensation program, the compensation committee will evaluate whether any actions are necessary to address the reasons behind the vote.

Approval of the resolution will require a vote in favor of the resolution from a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. An abstention is the equivalent of an “against” vote, but broker non-votes will have no effect on the outcome.

Proxies given without instructions will be voted FOR the resolution approving the Company’s executive compensation.

OTHER MATTERS REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Baker Tilly billed aggregate fees of approximately $418,500 for professional services rendered for its audit of the Company’s fiscal 2025 financial statements, for the three quarterly reviews of the financial statements included in the Company’s Forms 10-Q, and for services rendered in connection with the issuance of a consent related to a registration statement on Form S-8. Baker Tilly billed aggregate fees of approximately $297,500 for the audit of the Company’s fiscal 2024 financial statements and the related quarterly reviews; no services were provided in relation to a Form S-8 submission during fiscal 2024.

Audit-Related Fees

“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. Baker Tilly billed aggregate audit-related fees of approximately $279,500 in fiscal 2025, primarily in connection with audit support related to internal control enhancements and consultations related to software accounting. There were no such fees billed by Baker Tilly in fiscal 2024.

Tax Fees

There were no fees billed by Baker Tilly in either fiscal 2025 or 2024 for tax compliance, tax advice or tax planning. The Company’s tax services are performed by a separate outside accounting firm.

All Other Fees

The “audit fees” mentioned above are the only fees billed by Baker Tilly in fiscal 2025 and 2024.

Pre-Approval Policy

Pursuant to the rules and regulations of the SEC, before the Company’s independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to a pre-approval policy. The audit committee has adopted a pre-approval policy, and it is available on the Company’s website at ir.dailyjournal.com.

The policy requires the audit committee to specifically pre-approve each service that the Company’s independent auditor provides to the Company (including audit services, tax services and other services), with the exception of certain audit-related services that do not impair the firm’s independence. Generally, pre-approval under the policy is provided for a period of 12 months and relates to a particular category or group of services. Pre-approval fee levels for all services are also established periodically by the audit committee. To ensure prompt handling of unexpected matters, the chair of the audit committee has been delegated authority under the policy to amend or modify any pre-approved non-audit services and fees, with any such action to be reported to the full committee at its next scheduled meeting. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management or to the Board generally. The policy also contains a list of non-audit services which the Company’s independent auditor is prohibited from providing if the results of those services would be subject to audit procedures during the audit of the Company’s financial statements.

The audit committee pre-approved all services provided by Baker Tilly during fiscal 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any person who beneficially owns more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file.

The Company believes that Director John Frank filed a late Form 3 and a late Form 4 on October 3, 2025. Mr. Frank did not own any shares when he became a director of the Company in 2022, but should have filed a Form 3 listing zero shares owned at that time. His late Form 4 relates to two grants of RSUs in 2024 that were originally cash awards, but that should have been reported upon grant or vesting (or upon shareholder approval of stock settlement of the awards at the 2025 Annual Meeting), instead of upon delivery of the shares to him on October 1, 2025.

Similarly, the Company believes that Director Mary Conlin filed a late Form 4 on October 3, 2025 to report her two grants of RSUs in 2024 that were originally cash awards. The Form 3 filed by Ms. Conlin in 2025 was not a late filing, but rather an update to reflect a change in her SEC reporting codes.

Rasool Rayani attempted to make those same filings on October 3, 2025 at the same time as the other directors, but the SEC rejected his EDGAR Form ID application (improperly, the Company believes) because it was notarized by a Canadian notary. The SEC was then closed due to the federal government shutdown and when it reopened took time to work through its backlog of open issues. These administrative requirements have been resolved and Mr. Rayani made those filings on January 8, 2026.

As noted in the filings themselves, the Company takes full responsibility for these late filings, and has implemented new procedures to help ensure that all Section 16(a) reports are filed on a timely basis going forward. None of the late filings relate to any actual trades by the directors in Company stock – they only relate to grants of RSUs from the Company in transactions that are exempt from Section 16(b) of the Exchange Act. Holdings of Company stock by the Company’s officers and directors were previously reported in the proxy statement for the 2025 Annual Meeting (and have been updated in this Proxy Statement), and the Company believes that the late filings added no material information to what had already been disclosed to shareholders regarding the directors’ stock ownership and RSU grants.

Erik Nakamura became an executive officer of the Company in connection with his appointment as the Company’s Chief Financial Officer in December 2025. Promptly following receipt of his EDGAR access credentials, Mr. Nakamura’s Form 3 was filed on January 12, 2026 listing zero shares.

OTHER MATTERS

Other Business

The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed in the notice of Annual Meeting and discussed above. If other matters should come before the meeting, however, the persons named in the form of proxy will vote in accordance with their best judgment.

Proposals of Shareholders

It is expected that the Company’s 2027 Annual Meeting will be held on or about February 25, 2027. Shareholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or before [_______] 2026. Any such shareholder proposal must also be proper in form and substance, as determined in accordance with the Exchange Act and the rules and regulations promulgated thereunder. In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board of Directors’ nominees in connection with the 2027 Annual Meeting of Shareholders must provide notice to the Company in the form and substance determined by Rule 14a-19 under the Exchange Act no later than December 28, 2026.

Shareholders intending to present proposals from the floor of the 2027 Annual Meeting in compliance with Rule 14a-4 promulgated under the Exchange Act, must notify the Company of such intentions before [________], 2026. After such date, the Company’s proxy in connection with the 2027 Annual Meeting will confer discretionary authority on the Board to vote on any such proposals.

Annual Report to Shareholders

Enclosed with this Proxy Statement is the Annual Report of the Company for the year ended September 30, 2025.

Additional Information

If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Shareholders desires additional information, a copy of the Company’s Annual Report on Form 10-K will be furnished without charge upon receipt of a written request prior to the date of the Annual Meeting. The request should identify the person requesting the Report as a shareholder of the Corporation as of December 16, 2025. The exhibits of that Report will also be provided upon request and payment of copying charges. Requests should be directed to Brian Cardile, Secretary, Daily Journal Corporation, 915 E. 1st Street, Los Angeles, California 90012.

By Order of the Board of Directors

Brian Cardile
Secretary

DATED: January [  ], 2026

APPENDIX A

Certain Information Regarding Participants in the Solicitation

Set forth below is the name, present principal occupation and business address of each director of the Company, and the name, present principal occupation and business address of each executive officer who, under SEC rules, is considered to be a participant in the Company’s solicitation of proxies from shareholders in connection with the Annual Meeting (collectively, the “Participants”).

DIRECTORS

The Company’s current four directors are the Company’s nominees for election at the Annual Meeting. They are Mary Conlin, John B. Frank, Steven Myhill-Jones and Rasool Rayani. The principal occupations of the Company’s directors are referenced elsewhere in this Proxy Statement under the section titled “Election of Directors: Director Nominees.” The business address for the directors is c/o Daily Journal Corporation, 915 East First Street, Los Angeles, California 90012.

EXECUTIVE OFFICERS

Set forth in the table below are the names of the Company’s executive officers who are considered Participants as well as their positions with the Company, which constitute their respective principal occupations. The business address for the executive officers is c/o Daily Journal Corporation, 915 East First Street, Los Angeles, California 90012.

Name	Title
Seven Myhill-Jones	Chairman and Chief Executive Officer
Erik Nakamura	Chief Financial Officer

INFORMATION REGARDING OWNERSHIP OF COMPANY STOCK BY PARTICIPANTS

The number of shares of Company stock beneficially held as of the most recent practicable date by the Participants appears elsewhere in this Proxy Statement under the section titled “Security Ownership of Certain Beneficial Owners and Management.” None of the Participants owns any stock of record that he or she does not also own beneficially.

TRANSACTIONS IN THE COMPANY’S STOCK BY PARTICIPANTS – PAST TWO YEARS

No Participant purchased or sold any shares of the Company’s stock during the past two years. As noted below, the only acquisitions of Company stock and stock appreciation rights (“RSUs”) by the Participants have been pursuant to the Company’s employee and director equity compensation plans:

Name	Date	Number of Shares	Transaction Description
Mary Conlin	5/23/2024	21	Grant of RSUs
John B. Frank	5/23/2024	21	Grant of RSUs
Rasool Rayani	5/23/2024	21	Grant of RSUs
Steven Myhill-Jones	7/25/2024	400	Grant of vested shares
Steven Myhill-Jones	7/25/2024	400	Grant of RSUs
Mary Conlin	12/13/2024	44	Grant of RSUs
John B. Frank	12/13/2024	44	Grant of RSUs
Rasool Rayani	12/13/2024	44	Grant of RSUs
Mary Conlin	12/16/2025	50	Grant of RSUs
John B. Frank	12/16/2025	50	Grant of RSUs
Rasool Rayani	12/16/2025	50	Grant of RSUs

A-1

MISCELLANEOUS INFORMATION REGARDING PARTICIPANTS

To the Company’s knowledge, except as disclosed in this Proxy Statement and Appendix, none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) has purchased or sold any of such securities within the past two years, or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. No associate of a Participant beneficially owns, directly or indirectly, any of the Company’s securities other than interests of a Participant’s spouse in the already disclosed shares of Company stock pursuant to marital property laws. Other than as disclosed in this Proxy Statement and Appendix, neither the Company nor any of the Participants has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither the Company nor any of the Participants has been within the past year party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. During the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

None of the Participants nor any of their respective associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeded $120,000. Please see the section titled “Corporate Governance: Related Person Transactions” elsewhere in this Proxy Statement for information regarding a related person transaction involving Tu To, who served as the Company’s Chief Financial Officer during the last fiscal year.

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PROXY

VOTE BY INTERNET, TELEPHONE OR MAIL

DAILY JOURNAL CORPORATION

The undersigned hereby appoints Mary Conlin and Steven Myhill-Jones as proxyholders, each with the power to appoint a substitute; hereby authorizes them or either of them to represent and vote as designated below all the shares of common stock of Daily Journal Corporation held of record by the undersigned on December 16, 2025 at the Annual Meeting of Shareholders to be held on February 24, 2026 or any adjournment thereof; and hereby acknowledges receipt of the Notice of 2026 Annual Meeting of Shareholders and Proxy Statement.

1.	Election of four Directors

Mary Conlin	☐ FOR	☐ AGAINST	☐ ABSTAIN
John B. Frank	☐ FOR	☐ AGAINST	☐ ABSTAIN
Steven Myhill-Jones	☐ FOR	☐ AGAINST	☐ ABSTAIN
Rasool Rayani	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal

2026

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	An advisory vote on the Company’s executive compensation

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

Please see the reverse side of the Proxy for additional information regarding cumulative voting.

(Please sign and date the Proxy on the reverse side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of each director, and FOR proposals 2 and 3. Unless otherwise specified by the undersigned below, if cumulative voting is invoked in the election of directors, the proxyholders or their substitutes may cast an equal number of votes for each nominee for director or cumulate such votes and distribute them among one or more of the nominees at the discretion of such proxyholders in the manner described in the accompanying proxy statement.

☐ Cumulative Voting Instructions  If the undersigned would like to specify how the proxyholders should cumulate the votes of the undersigned’s shares at the Annual Meeting in the event cumulative voting is invoked, please mark the box to the left, and do so here, including by writing the name of each applicable nominee and the number of votes per share you want allocated to each such nominee (up to four votes in total across all nominees). Unless otherwise specified by the undersigned below, in the event cumulative voting is invoked, all votes that have not been allocated will be distributed among any or all of the Company’s remaining nominees for whom the undersigned has voted “for” in the proxyholders’ or their substitutes’ sole discretion.

This Proxy is solicited on behalf of the Board of Directors of Daily Journal Corporation.

Dated
Signature:
Signature:

If voting by mail, please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY INTERNET:

Go to www.okapivote.com/DJCO2026

Have your proxy card available when you access the website.

Follow the instructions to vote your shares.

TO VOTE BY TELEPHONE:

Call 1-877-629-6356

Have your proxy card available when you call the telephone number for live assistance.

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY UNTIL 11:59 EASTERN TIME ON FEBRUARY 23, 2026